Exhibit 99.2

Second Quarter Fiscal 2015
Supplemental Operating and Financial Data
for the Quarter Ended October 31, 2014

CONTACT: Karin Wentz Associate General Counsel Direct Dial: 952-401-4802 E-Mail: kwentz@iret.com	1400 31st Avenue SW, Suite 60 Minot, ND 58701 Tel: 701.837.4738 Fax: 701.838.7785 www.iret.com

Supplemental Financial and Operating Data

October 31, 2014

Page

Company Background and Highlights	2

Property Cost by Segment and by State	5

Key Financial Data
Condensed Consolidated Balance Sheets	6
Condensed Consolidated Statements of Operations	7
Funds From Operations	8
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)	9

Capital Analysis
Long-Term Mortgage Debt Analysis	10
Long-Term Mortgage Debt Detail	11-13
Capital Analysis	14

Portfolio Analysis
Same-Store Properties Net Operating Income Summary	15
Net Operating Income Detail	16-19
Same-Store Properties and All Properties Occupancy Levels by Segment	20

Tenant Analysis
Multi-Family Residential Summary	21
Commercial Leasing Summary	22-25
10 Largest Commercial Tenants - Based on Annualized Base Rent	26
Commercial Lease Expirations	27

Growth and Strategy
Acquisition Summary	28
Development Placed in Service Summary	29
Development in Progress Summary	30
Acquisitions and Development Liquidity Profile	31

Definitions	32

Company Background and Highlights
Second Quarter Fiscal 2015
Investors Real Estate Trust is a self-administered, equity real estate investment trust (REIT) investing in a portfolio of income-producing properties located primarily in the upper Midwest.  IRET's portfolio is diversified among multi-family residential; office; healthcare, including senior housing; industrial and retail segments.
During the second quarter of fiscal year 2015, the Company closed on its acquisitions of:
•	a 68-unit multi-family residential property in Bismarck, North Dakota, for a purchase price of $8.5 million and
•	an approximately 12.7-acre parcel of vacant land in Monticello, Minnesota, for a purchase price of $1.7 million.
Also during the second quarter of fiscal year 2015, the Company placed in service 121 units of the 233-unit Commons at Southgate multi-family residential property in Minot, North Dakota, in which the Company has an approximately 52.9% interest; 52 units of the 130-unit Red 20 multi-family residential property in Minneapolis, Minnesota, in which the Company has an approximately 58.6% interest and 54 units of the approximately 288-unit Renaissance Heights multi-family residential property in Williston, North Dakota, in which the Company has an approximately 70% interest. During the second quarter of fiscal year 2015, the Company sold one multi-family residential property, one office property and one retail property, along with the adjacent unimproved land for a total sales price of $10.9 million.
During the second quarter of fiscal year 2015, continued high occupancy levels in the Company's multi-family residential portfolio allowed the Company to implement selected rent increases, and the Company expects to see continued favorable results in this segment in the remainder of fiscal year 2015. Demand was strong for the approximately 227 apartment units the Company placed in service during the quarter, at three joint venture multi-family residential projects: the Commons at Southgate property in Minot, North Dakota, Red 20 in Minneapolis, Minnesota, and Renaissance Heights in Williston, North Dakota. However, the Company's ability to maintain occupancy levels and selectively raise rents remains dependent on continued healthy employment and wage growth. The Company also continues to observe considerable multi-family development activity in the Company's markets, and as this new construction is completed and leased, the Company will experience increased competition for residents.
The Company's office segment, mostly concentrated in Minnesota, continued to be affected by a number of adverse macro conditions. Demand for office space continues to be limited, with space absorption in the Minneapolis market in particular concentrated in prime locations, and suburban office properties continuing to lag in terms of occupancy. Businesses appear to be maintaining their goal of increasing the density of their work spaces by placing more employees in less total square footage, and downsizing upon lease renewals. The Company expects this erosion in demand for office space to continue, which we expect will impede increases on rental rates in our office portfolio. As a result, although the Company has experienced some modest growth in occupancy levels during the second quarter of fiscal year 2015 compared to the second quarter of fiscal year 2014, on an all-properties basis, the Company continues to expect a slow and uneven recovery in its office segment.
The Company's healthcare segment consists of medical office properties and senior housing facilities. The medical office sector remains stable with modest increases in both occupancy and rents. The Company's senior housing assets continue to benefit from the strengthening recovery in the housing market, as occupancy trends are closely aligned with the ability of seniors to sell their homes in anticipation of moving to a senior care facility.
Both the industrial and retail property markets continue to show signs of recovery. The Company's industrial properties are located primarily in the Minneapolis market, and all of these Minneapolis properties are 100% leased. The demand for bulk warehouse and manufacturing space in the Company's markets is strong, with rents generally rising. The retail recovery is evident in regard to the Company's Minneapolis-metro and grocery-anchored retail properties, which are performing well. Outstate locations, however, continue to experience less demand, with the recession-driven contraction not yet fully reversed.
The Company plans to continue in the remainder of fiscal year 2015 its disposition of assets in non-core markets, particularly office, industrial and retail segment assets, and intends to use the proceeds from these dispositions to continue portfolio deleveraging and for developing and acquiring high-quality assets in the Company's multi-family and healthcare segments.
In the second quarter of fiscal year 2015, IRET paid its 174th consecutive quarterly distribution. The $0.1300 per share/unit distribution was payable on October 1, 2014. Subsequent to the end of the second quarter of fiscal year 2015, on December 4, 2014, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable January 16, 2015 to common shareholders and unitholders of record on January 2, 2015. Also on December 4, 2014, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable December 31, 2014 to Series A preferred shareholders of record on December 15, 2014, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable December 31, 2014 to Series B preferred shareholders of record on December 15, 2014.
As of October 31, 2014, IRET owns a diversified portfolio of 257 properties consisting of 96 multi-family residential properties, 63 office properties, 67 healthcare properties (including senior housing), 7 industrial properties and 24 retail properties.  IRET's common shares are publicly traded on the New York Stock Exchange (NYSE: IRET).

Company Snapshot
(as of October 31, 2014)
Company Headquarters	Minot, North Dakota
Fiscal Year-End	April 30
Reportable Segments	Multi-Family Residential, Office, Healthcare, Industrial, Retail
Total Properties	257
Total Square Feet
(commercial properties)	9.9 million
Total Units
(multi-family residential properties)	11,292
Common Shares Outstanding (thousands)	119,809
Limited Partnership Units Outstanding (thousands)	14,731
Common Share Distribution - Quarter/Annualized	$0.13/$0.52
Dividend Yield	6.2%
Total Capitalization (see p.14 for detail)	$2.4 billion

Investor Information
(as of October 31, 2014)
Board of Trustees
Jeffrey L. Miller	Trustee and Chairman
John D. Stewart	Trustee, Vice Chairman, and Chair of Nominating and Governance Committee
Jeffrey K. Woodbury	Trustee, Chair of Audit Committee
Linda J. Hall	Trustee, Chair of Compensation Committee
Terrance P. Maxwell	Trustee
Stephen L. Stenehjem	Trustee
Timothy P. Mihalick	Trustee, President and Chief Executive Officer
Thomas A. Wentz, Jr.	Trustee, Executive Vice President and Chief Operating Officer

Management
Timothy P. Mihalick	President and Chief Executive Officer; Trustee
Thomas A. Wentz, Jr	Executive Vice President and Chief Operating Officer; Trustee
Diane K. Bryantt	Executive Vice President and Chief Financial Officer
Michael A. Bosh	Executive Vice President, General Counsel and Assistant Secretary
Mark Reiling	Executive Vice President of Asset Management
Charles A. Greenberg	Senior Vice President, Commercial Asset Management
Ted E. Holmes	Senior Vice President, Finance
Andrew Martin	Senior Vice President, Residential Property Management

Corporate Headquarters:
1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, North Dakota 58702-1988
Trading Symbol:  IRET
Stock Exchange Listing:  NYSE
Investor Relations Contact:
Karin Wentz
kwentz@iret.com

Common Share Data (NYSE: IRET)
	2nd Quarter Fiscal Year 2015	1st Quarter Fiscal Year 2015	4th Quarter Fiscal Year 2014	3rd Quarter Fiscal Year 2014	2nd Quarter Fiscal Year 2014
High Closing Price	$8.59	$9.21	$9.06	$8.94	$9.03
Low Closing Price	$7.49	$8.52	$8.34	$8.24	$8.05
Average Closing Price	$8.11	$8.82	$8.71	$8.58	$8.41
Closing Price at end of quarter	$8.40	$8.52	$8.72	$8.69	$8.62
Common Share Distributions—annualized	$0.520	$0.520	$0.520	$0.520	$0.520
Closing Dividend Yield - annualized	6.2%	6.1%	6.0%	6.0%	6.0%
Closing common shares outstanding (thousands)	119,809	114,763	109,019	106,937	105,554
Closing limited partnership units outstanding (thousands)	14,731	17,975	21,094	21,799	21,836
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$1,130,136	$1,130,928	$1,134,585	$1,118,716	$1,098,102

Certain statements in these supplemental disclosures are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2014 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
Second Quarter Fiscal 2015 Developments in Progress and Acquisition

Arcata Apartments Golden Valley, MN	Chateau II Apartments Minot, ND

Northridge Apartments (interior) Bismarck, ND	Northridge Apartments (exterior) Bismarck, ND

Second Quarter Fiscal 2015

Percentage of Total Property Cost by State

2.7%
MT
23.0%
ND
46.5%
MN
2.7%
ID
2.4%
WY
4.3%
SD
0.9%
WI
9.8%
NE
1.4%
IA
1.2%
CO
3.8%
KS
1.3%
MO

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	10/31/2014	7/31/2014	4/30/2014	1/31/2014	10/31/2013
ASSETS
Real estate investments
Property owned	$2,013,770	$2,025,327	$1,996,031	$2,042,290	$2,032,747
Less accumulated depreciation	(426,545)	(435,317)	(424,288)	(439,233)	(431,318)
	1,587,225	1,590,010	1,571,743	1,603,057	1,601,429
Development in progress	146,390	131,862	104,609	89,086	90,052
Unimproved land	24,947	24,772	22,864	21,498	21,619
Total real estate investments	1,758,562	1,746,644	1,699,216	1,713,641	1,713,100
Real estate held for sale	41,183	6,508	2,951	0	2,620
Cash and cash equivalents	52,999	60,620	47,267	53,494	68,727
Other investments	329	329	329	643	642
Receivable arising from straight-lining of rents, net of allowance	27,425	27,286	27,096	27,026	26,336
Accounts receivable, net of allowance	3,719	7,013	10,206	15,540	6,541
Real estate deposits	4,924	3,741	145	3,502	230
Prepaid and other assets	2,263	3,428	4,639	8,197	7,605
Intangible assets, net of accumulated amortization	29,745	31,478	32,639	34,008	35,625
Tax, insurance, and other escrow	16,338	20,451	20,880	24,550	11,864
Property and equipment, net of accumulated depreciation	1,598	1,641	1,681	1,719	1,191
Goodwill	1,940	1,951	1,100	1,100	1,100
Deferred charges and leasing costs, net of accumulated amortization	20,445	20,677	21,072	21,138	20,666
TOTAL ASSETS	$1,961,470	$1,931,767	$1,869,221	$1,904,558	$1,896,247

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$67,037	$62,517	$59,105	$54,337	$57,453
Revolving line of credit	40,500	35,500	22,500	22,500	10,000
Mortgages payable	1,013,161	1,017,574	997,689	1,008,524	1,021,170
Other	107,731	83,666	63,178	47,767	31,689
TOTAL LIABILITIES	1,228,429	1,199,257	1,142,472	1,133,128	1,120,312

REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	6,373	6,313	6,203	6,113	6,044
EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest	27,317	27,317	27,317	27,317	27,317
Series B Preferred Shares of Beneficial Interest	111,357	111,357	111,357	111,357	111,357
Common Shares of Beneficial Interest	918,221	884,415	843,268	829,816	818,516
Accumulated distributions in excess of net income	(420,036)	(407,052)	(389,758)	(344,294)	(331,116)
Total Investors Real Estate Trust shareholders' equity	636,859	616,037	592,184	624,196	626,074
Noncontrolling interests – Operating Partnership	63,207	84,250	105,724	117,803	120,678
Noncontrolling interests – consolidated real estate entities	26,602	25,910	22,638	23,318	23,139
Total equity	726,668	726,197	720,546	765,317	769,891
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$1,961,470	$1,931,767	$1,869,221	$1,904,558	$1,896,247

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)
	Six Months Ended		Three Months Ended
OPERATING RESULTS	10/31/2014	10/31/2013	10/31/2014	7/31/2014	4/30/2014	1/31/2014	10/31/2013
Real estate revenue	$137,879	$130,870	$70,042	$67,837	$66,983	$67,629	$65,772
Real estate expenses	54,755	52,971	27,237	27,518	29,589	25,927	26,331
Gain on involuntary conversion	0	966	0	0	0	1,514	0
Net operating income	83,124	78,865	42,805	40,319	37,394	43,216	39,441
TRS senior housing revenue	1,636	0	843	793	0	0	0
TRS senior housing expenses	(1,418)	0	(725)	(693)	0	0	0
Depreciation/amortization	(34,724)	(36,167)	(17,668)	(17,056)	(17,262)	(17,489)	(17,167)
General and administrative	(7,744)	(6,637)	(3,468)	(4,276)	(3,303)	(2,935)	(3,205)
Impairment of real estate investments	(5,565)	0	(3,245)	(2,320)	(37,768)	(4,798)	0
Interest expense	(29,263)	(29,395)	(14,599)	(14,664)	(14,617)	(15,130)	(14,799)
Interest and other income	1,387	862	696	691	1,085	740	652
(Loss) income before loss on sale of real estate and other investments and income from discontinued operations	7,433	7,528	4,639	2,794	(34,471)	3,604	4,922
Loss on sale of real estate and other investments	(1,762)	0	1,231	(2,993)	(51)	0	0
(Loss) income from continuing operations	5,671	7,528	5,870	(199)	(34,522)	3,604	4,922
Income from discontinued operations	0	5,985	0	0	0	465	5,375
Net (loss) income	$5,671	$13,513	$5,870	$(199)	$(34,522)	$4,069	$10,297

Net loss (income) attributable to noncontrolling interest – Operating Partnership	39	(1,276)	(363)	402	6,082	(130)	(1,226)
Net income attributable to noncontrolling interests – consolidated real estate entities	(747)	(372)	(393)	(354)	(102)	(436)	(284)
Net (loss) income attributable to Investors Real Estate Trust	4,963	11,865	5,114	(151)	(28,542)	3,503	8,787
Dividends to preferred shareholders	(5,757)	(5,757)	(2,878)	(2,879)	(2,878)	(2,879)	(2,878)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(794)	$6,108	$2,236	$(3,030)	$(31,420)	$624	$5,909

Per Share Data
Earnings (loss) per common share from continuing operations – Investors Real Estate Trust – basic & diluted	$(.01)	$.01	$.02	$(.03)	$(.29)	$.00	$.01
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic & diluted	.00	.05	.00	.00	.00	.00	.05
Net income per common share – basic & diluted	$(.01)	$.06	$.02	$(.03)	$(.29)	$.00	$.06

Percentage of Revenues
Real estate expenses	39.7%	40.5%	38.9%	40.6%	44.2%	38.3%	40.0%
Depreciation/amortization	25.2%	27.6%	25.2%	25.1%	25.8%	25.9%	26.1%
General and administrative	5.6%	5.1%	5.0%	6.3%	4.9%	4.3%	4.9%
Interest	21.2%	22.5%	20.8%	21.6%	21.8%	22.4%	22.5%
Income from discontinued operations	0.0%	4.6%	0.0%	0.0%	0.0%	0.7%	8.2%
Net (loss) income	4.1%	10.3%	8.4%	(0.3)%	(51.5)%	6.0%	15.7%

Ratios
Adjusted EBITDA(1)/Interest expense	2.39x	2.30x	2.48x	2.29x	2.26x	2.13x	2.37x
Adjusted EBITDA(1)/Interest expense plus preferred distributions	2.02x	1.94x	2.10x	1.94x	1.90x	1.81x	2.00x

(1)	See Definitions on page 32. Adjusted EBITDA is a non-GAAP measure; see page 9 for a reconciliation of Adjusted EBITDA to net income.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FUNDS FROM OPERATIONS (unaudited)
(in thousands, except per share and unit data)

	Six Months Ended		Three Months Ended
	10/31/2014	10/31/2013	10/31/2014	7/31/2014	4/30/2014	1/31/2014	10/31/2013
Funds From Operations(1)
Net income (loss) attributable to Investors Real Estate Trust	$4,963	$11,865	$5,114	$(151)	$(28,542)	$3,503	$8,787
Less dividends to preferred shareholders	(5,757)	(5,757)	(2,878)	(2,879)	(2,878)	(2,879)	(2,878)
Net (loss) income available to common shareholders	(794)	6,108	2,236	(3,030)	(31,420)	624	5,909
Adjustments:
Noncontrolling interests – Operating Partnership	(39)	1,276	363	(402)	(6,082)	130	1,226
Depreciation and amortization	34,661	37,045	17,624	17,037	17,239	17,546	17,490
Impairment of real estate investments	5,565	1,860	3,245	2,320	37,768	4,798	57
Loss (gain) on depreciable property sales	$1,762	$(6,641)	(1,231)	2,993	51	(358)	(4,698)
Funds from operations applicable to common shares and Units	41,155	39,648	$22,237	$18,918	$17,556	$22,740	$19,984

FFO per share and unit - basic and diluted	$0.31	$0.32	$0.17	$0.14	$0.14	$0.17	$0.16

Adjusted funds from operations(1)
Funds from operations applicable to common shares and Units	$41,155	$39,648	$22,237	$18,918	$17,556	$22,740	$19,984
Adjustments:
Tenant improvements at same-store(2) properties	(2,665)	(4,184)	(542)	(2,169)	(1,610)	(4,205)	(1,841)
Leasing costs at same-store properties(2)	(1,247)	(1,651)	(699)	(578)	(1,038)	(1,219)	(735)
Recurring capital expenditures(1)(2)	(2,929)	(2,765)	(1,567)	(1,386)	(1,118)	(1,093)	(1,364)
Straight-line rents	(371)	(1,318)	(103)	(268)	(70)	(818)	(666)
Non-real estate depreciation	194	167	96	99	102	99	82
Share-based compensation expense(3)	1,675	617	601	1,073	272	272	302
Gain on involuntary conversion	0	(966)	0	0	0	(1,514)	0
Adjusted funds from operations applicable to common shares and Units	$35,812	$29,548	$20,023	$15,689	$14,094	$14,262	$15,762

AFFO per share and unit - basic and diluted	$0.27	$0.24	$0.15	$0.12	$0.11	$0.11	$0.12

Weighted average shares and units	132,598	125,440	133,295	131,332	129,244	128,027	126,713

(1)	See Definitions on page 32.
(2)	Quarterly information is for properties in the same-store pool at that point in time; consequently, quarterly numbers may not total to year-to-date numbers.
(3)	Three months ended 7/31/14, 4/30/14, 1/31/14 and 10/31/13 revised to include trustee share-based compensation expense.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (ADJUSTED EBITDA) (unaudited)
(in thousands)

	Six Months Ended		Three Months Ended
	10/31/2014	10/31/2013	10/31/2014	7/31/2014	4/30/2014	1/31/2014	10/31/2013
Adjusted EBITDA(1)
Net income (loss) attributable to Investors Real Estate Trust	$4,963	$11,865	$5,114	$(151)	$(28,542)	$3,503	$8,787
Adjustments:
Noncontrolling interests – Operating Partnership	(39)	1,276	363	(402)	(6,082)	130	1,226
Income (loss) before noncontrolling interests – Operating Partnership	4,924	13,141	5,477	(553)	(34,624)	3,633	10,013
Add:
Interest expense	29,263	29,787	14,599	14,664	14,617	15,159	14,904
Depreciation/amortization related to real estate investments	33,012	35,268	16,814	16,198	16,449	16,825	16,675
Amortization related to non-real estate investments	1,712	1,832	840	872	826	758	839
Amortization related to real estate revenues(2)	131	113	66	65	66	62	59
Impairment of real estate investments	5,565	0	3,245	2,320	37,768	4,798	57
Less:
Interest income	(1,120)	(773)	(560)	(560)	(562)	(573)	(585)
Loss (gain) on sale of real estate and other investments	1,762	(6,641)	(1,231)	2,993	51	(358)	(4,698)
Gain on involuntary conversion	0	(966)	0	0	0	(1,514)	0
Adjusted EBITDA	$75,249	$71,761	39,250	35,999	34,591	$38,790	$37,264
(1)	See Definitions on page 32.
(2)	Included in real estate revenue in the Statement of Operations.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations

Total Mortgage Debt*

	Future Maturities of Mortgage Debt
Fiscal Year	Fixed Debt	Variable Debt	Total Debt	Weighted Average(1)	% of Total Debt
2015 (remainder)	$36,632	$8,271	$44,903	5.18%	4.4%
2016	70,368	0	70,368	5.47%	7.0%
2017	182,285	15,000	197,285	5.67%	19.4%
2018	64,681	22,000	86,681	3.99%	8.6%
2019	86,924	5,405	92,329	5.79%	9.1%
2020	117,655	13,483	131,138	5.48%	13.0%
2021	130,021	0	130,021	5.30%	12.8%
2022	130,595	0	130,595	5.61%	12.9%
2023	37,550	0	37,550	4.25%	3.7%
2024	73,251	0	73,251	4.31%	7.2%
Thereafter	19,040	0	19,040	4.98%	1.9%
Total maturities	$949,002	$64,159	$1,013,161	5.26%	100.0%

(1)	Weighted average interest rate of debt that matures in fiscal year.
	10/31/2014	7/31/2014	4/30/2014	1/31/2014	10/31/2013
Balances Outstanding
Mortgage
Fixed rate	$949,002	$972,142	$977,224	$1,000,222	$1,012,813
Variable rate	64,159	45,432	20,465	8,302	8,357
Mortgage total	$1,013,161	$1,017,574	$997,689	$1,008,524	$1,021,170

Weighted Average Interest Rates
Secured	5.26%	5.32%	5.37%	5.48%	5.50%

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF OCTOBER 31, 2014
(in thousands)
Property	Maturity Date	Fiscal 2015	Fiscal 2016	Fiscal 2017	Fiscal 2018	Thereafter	Total(1)

Multi-Family Residential
Campus Center - St Cloud, MN	6/1/2015	$0	$1,167	$0	$0	$0	$1,167
Campus Knoll - St Cloud, MN	6/1/2015	0	778	0	0	0	778
Landmark - Grand Forks, ND	8/24/2015	0	1,606	0	0	0	1,606
Regency Park Estates - St Cloud, MN	1/1/2016	0	6,755	0	0	0	6,755
Pebble Springs – Bismarck, ND	7/1/2016	0	0	766	0	0	766
Southview – Minot, ND	7/1/2016	0	0	1,047	0	0	1,047
Homestead Gardens I – Rapid City, SD	7/11/16	0	0	7,063	0	0	7,063
River Ridge – Bismarck, ND	6/30/17	0	0	0	13,200	0	13,200
Evergreen II – Isanti, MN	11/1/2017	0	0	0	2,088	0	2,088
Ponds – Sartell, MN	11/1/2017	0	0	0	3,902	0	3,902
Summary of Debt due after Fiscal 2018		0	0	0	0	371,468	371,468
Sub-Total Multi-Family Residential		$0	$10,306	$8,876	$19,190	$371,468	$409,840

Office
Crosstown Centre - Eden Prairie, MN(2)	12/1/2014	$9,334	$0	$0	$0	$0	$9,334
Crosstown Centre - Eden Prairie, MN(2)	12/1/2014	3,111	0	0	0	0	3,111
Northgate I - Maple Grove, MN(3)	12/10/2014	4,879	0	0	0	0	4,879
Plymouth I - Plymouth, MN(4)	12/10/2014	1,094	0	0	0	0	1,094
Plymouth II - Plymouth, MN(4)	12/10/2014	1,094	0	0	0	0	1,094
Plymouth III - Plymouth, MN(4)	12/10/2014	1,346	0	0	0	0	1,346
West River Business Park - Waite Park, MN	1/1/2015	454	0	0	0	0	454
Burnsville Bluffs II – Burnsville, MN(5)	2/8/2015	1,654	0	0	0	0	1,654
Plymouth IV - Plymouth, MN(5)	2/8/2015	3,051	0	0	0	0	3,051
Plymouth V - Plymouth, MN(5)	2/8/2015	3,566	0	0	0	0	3,566
Highlands Ranch I - Highlands Ranch, CO	3/1/2015	7,873	0	0	0	0	7,873
Highlands Ranch II - Highlands Ranch, CO	3/1/2015	7,447	0	0	0	0	7,447
US Bank Financial Center - Bloomington, MN	7/1/2015	0	12,938	0	0	0	12,938
Rapid City 900 Concourse Drive - Rapid City, SD	8/1/2015	0	444	0	0	0	444
Westgate I - Boise, ID	8/1/2015	0	1,136	0	0	0	1,136
Westgate II - Boise, ID	8/1/2015	0	2,782	0	0	0	2,782
Brook Valley I - LaVista, NE	1/1/2016	0	1,233	0	0	0	1,233
Spring Valley IV - Omaha, NE	1/1/2016	0	734	0	0	0	734
Spring Valley V - Omaha, NE	1/1/2016	0	807	0	0	0	807
Spring Valley X - Omaha, NE	1/1/2016	0	749	0	0	0	749
Spring Valley XI - Omaha, NE	1/1/2016	0	734	0	0	0	734
American Corporate Center – Mendota Heights, MN	9/1/2016	0	0	8,733	0	0	8,733
Mendota Office Center I – Mendota Heights, MN	9/1/2016	0	0	3,761	0	0	3,761
Mendota Office Center II - Mendota Heights, MN	9/1/2016	0	0	5,556	0	0	5,556
Mendota Office Center III - Mendota Heights, MN	9/1/2016	0	0	3,819	0	0	3,819

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF OCTOBER 31, 2014 (continued)
(in thousands)
Property	Maturity Date	Fiscal 2015	Fiscal 2016	Fiscal 2017	Fiscal 2018	Thereafter	Total(1)

Office - continued
Mendota Office Center IV - Mendota Heights, MN	9/1/2016	$0	$0	$4,540	$0	$0	$4,540
Corporate Center West – Omaha, NE(6)	10/6/2016	0	0	17,315	0	0	17,315
Farnam Executive Center – Omaha, NE(6)	10/6/2016	0	0	12,160	0	0	12,160
Flagship – Eden Prairie, MN(6)	10/6/2016	0	0	21,565	0	0	21,565
Gateway Corporate Center – Woodbury, MN(6)	10/6/2016	0	0	8,700	0	0	8,700
Miracle Hills One – Omaha, NE(6)	10/6/2016	0	0	8,895	0	0	8,895
Pacific Hills – Omaha, NE(6)	10/6/2016	0	0	16,770	0	0	16,770
Riverport – Maryland Heights, MO(6)	10/6/2016	0	0	19,690	0	0	19,690
Timberlands – Leawood, KS(6)	10/6/2016	0	0	13,155	0	0	13,155
Woodlands Plaza IV – Maryland Heights, MO(6)	10/6/2016	0	0	4,360	0	0	4,360
2030 Cliff Road – Eagan, MN	1/11/2017	0	0	922	0	0	922
TCA Building – Eagan, MN	2/3/2017	0	0	7,500	0	0	7,500
Interlachen Corporate Center – Eagan, MN	6/30/17	0	0	0	8,800	0	8,800
Plymouth 5095 Nathan Lane – Plymouth, MN	11/1/2017	0	0	0	1,165	0	1,165
Prairie Oak Business Center – Eden Prairie, MN	11/1/2017	0	0	0	3,168	0	3,168
7800 West Brown Deer Road – Milwaukee, WI	4/1/2018	0	0	0	10,421	0	10,421
Summary of Debt due after Fiscal 2018		0	0	0	0	77,159	77,159
Sub-Total Office		$44,903	$21,557	$157,441	$23,554	$77,159	$324,614

Healthcare
Garden View Medical - St Paul, MN	8/1/2015	$0	$500	$0	$0	$0	$500
Edina 6363 France Medical - St Paul, MN	8/6/2015	0	9,700	0	0	0	9,700
2800 Medical Building - Minneapolis, MN(2)	9/1/2015	0	5,101	0	0	0	5,101
2828 Medical Building - Minneapolis, MN(2)	9/1/2015	0	8,131	0	0	0	8,131
Edina 6405 France Medical - Edina, MN	9/1/2015	0	8,311	0	0	0	8,311
Ritchie Medical Plaza - St Paul, MN	9/1/2015	0	6,106	0	0	0	6,106
Airport Medical – Bloomington, MN	6/1/2016	0	0	603	0	0	603
Park Dental – Brooklyn Center, MN	6/1/2016	0	0	346	0	0	346
Edgewood Vista – Fargo, ND	10/25/2016	0	0	12,135	0	0	12,135
Sartell 2000 23rd St S – Sartell, MN	12/1/2016	0	0	2,033	0	0	2,033
Billings 2300 Grant Road – Billings, MT	12/31/2016	0	0	1,340	0	0	1,340
Missoula 3050 Great Northern Ave – Missoula, MT	12/31/2016	0	0	1,392	0	0	1,392
High Pointe Health Campus – Lake Elmo, MN	4/1/2017	0	0	7,500	0	0	7,500
Edgewood Vista – Billings, MT	4/10/2017	0	0	1,815	0	0	1,815
Edgewood Vista – East Grand Forks, MN	4/10/2017	0	0	2,764	0	0	2,764
Edgewood Vista – Sioux Falls, SD	4/10/2017	0	0	1,040	0	0	1,040
Edgewood Vista – Fremont, NE	3/1/2018	0	0	0	562	0	562
Edgewood Vista – Hastings, NE	3/1/2018	0	0	0	578	0	578
Edgewood Vista – Hermantown I, MN	3/1/2018	0	0	0	15,513	0	15,513
Edgewood Vista – Kalispell, MT	3/1/2018	0	0	0	580	0	580
Edgewood Vista – Missoula, MT	3/1/2018	0	0	0	824	0	824
Edgewood Vista – Omaha, NE	3/1/2018	0	0	0	367	0	367
Edgewood Vista – Virginia, MN	3/1/2018	0	0	0	13,196	0	13,196
St Michael Clinic – St. Michael, MN	4/1/2018	0	0	0	1,824	0	1,824
Summary of Debt due after Fiscal 2018		0	0	0	0	135,599	135,599
Sub-Total Healthcare		$0	$37,849	$30,968	$33,444	$135,599	$237,860

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF OCTOBER 31, 2014 (continued)
(in thousands)

Property	Maturity Date	Fiscal 2015	Fiscal 2016	Fiscal 2017	Fiscal 2018	Thereafter	Total(1)
Industrial
Stone Container - Fargo, ND	12/1/2015	$0	$294	$0	$0	$0	$294
Stone Container - Fargo, ND	12/1/2015	0	362	0	0	0	362
Urbandale 3900 106th Street – Urbandale, IA	7/5/2017	0	0	0	10,493	0	10,493
Summary of Debt due after Fiscal 2018		0	0	0	0	2,266	2,266
Sub-Total Industrial		$0	$656	$0	$10,493	$2,266	$13,415

Retail
Summary of Debt due after Fiscal 2018		$0	$0	$0	$0	$27,432	27,432
Sub-Total Retail		$0	$0	$0	$0	$27,432	$27,432

Total		$44,903	$70,368	$197,285	$86,681	$613,924	$1,013,161
*	Mortgage debt does not include the Company's multi-bank line of credit or construction loans. The line of credit has a maturity date of December 1, 2016; as of October 31, 2014, the Company had borrowings of $40.5 million outstanding under this line. Construction loans and other debt totaled $107.7 million as of October 31, 2014.
(1)	Totals are principal balances as of October 31, 2014.
(2)	Loan was refinanced subsequent to October 31, 2014.
(3)	Loan was paid off and the property sold subsequent to October 31, 2014.
(4)	Loan was paid off subsequent to October 31, 2014.
(5)	Anticipated pay off at maturity.
(6)	Amount is part of a non-recourse $122.6 million CMBS loan, for which nine of the Company's office properties serve as collateral and under which a special-purpose subsidiary of the Company is the borrower. This loan matures in October 2016. Because the loan amount significantly exceeds the Company's current estimate of the fair value of this nine-property portfolio, the Company contacted the master servicer to initiate discussions on various alternatives with regard to the loan. During the first quarter of fiscal year 2015, the Company was notified that the loan has been transferred to the special servicer. The Company cannot predict the outcome of discussions with the special servicer regarding the loan. Cash flow from the portfolio currently covers debt service on the loan, and to date the borrower is current on all payments under the loan.

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	10/31/2014	7/31/2014	4/30/2014	1/31/2014	10/31/2013
Equity Capitalization
Common shares outstanding	119,809	114,763	109,019	106,937	105,554
Operating partnership (OP) units outstanding	14,731	17,975	21,094	21,799	21,836
Total common shares and OP units outstanding	134,540	132,738	130,113	128,736	127,390
Market price per common share (closing price at end of period)	$8.40	$8.52	$8.72	$8.69	$8.62
Equity capitalization-common shares and OP units	$1,130,136	$1,130,928	$1,134,585	$1,118,716	$1,098,102
Recorded book value of preferred shares	$138,674	$138,674	$138,674	$138,674	$138,674
Total equity capitalization	$1,268,810	$1,269,602	$1,273,259	$1,257,390	$1,236,776

Debt Capitalization
Total debt	$1,160,628	$1,135,892	$1,083,321	$1,078,741	$1,062,788
Total capitalization	$2,429,438	$2,405,494	$2,356,580	$2,336,131	$2,299,564

Total debt to total capitalization	0.48:1	0.47:1	0.46:1	0.46:1	0.46:1

	Six Months Ended		Three Months Ended
	10/31/2014	10/31/2013	10/31/2014	7/31/2014	4/30/2014	1/31/2014	10/31/2013
Earnings to fixed charges(1)	1.09	1.18	1.27x	(3)	(4)	1.15x	1.25x
Earnings to combined fixed charges and preferred distributions(1)	(2)	1.00	1.08x	(3)	(4)	0.97x	1.05x
Debt service coverage ratio(1)	1.64x	1.59x	1.71x	1.57x	1.53x	1.46x	1.64x

Distribution Data
Common shares and units outstanding at record date	133,527	126,629	133,527	130,795	129,372	128,004	126,629
Total common distribution paid	$34,362	$32,554	$17,358	$17,004	$16,819	$16,639	$16,461
Common distribution per share and unit	$.2600	$.2600	$.1300	$.1300	$.1300	$.1300	$.1300
Payout ratio (FFO per share and unit basis)(1)	83.9%	81.3%	76.5%	92.9%	92.9%	76.5%	81.3%
Payout ratio (AFFO per share and unit basis)(1)	96.3%	113.0%	86.7%	108.3%	118.2%	118.2%	108.3%
(1)	See Definitions on page 32.
(2)	Due to non-cash asset impairment and loss on sale charges of $7.3 million in the six months ended October 31, 2014, earnings were inadequate to cover combined fixed charges and preferred distributions by $3.0 million. Excluding the asset impairment and loss on sale charges, the ratio of earnings to combined fixed charges and preferred distributions would have been 1.12 for the six months ended October 31, 2014.
(3)	Due to non-cash asset impairment and loss on sale charges of $5.3 million in the three months ended July 31, 2014, earnings were inadequate to cover fixed charges and combined fixed charges and preferred distributions by $1.6 million and $4.5 million, respectively. Excluding the asset impairment and loss on sale charges, the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred distributions would have been 1.24 and 1.05, respectively, for the three months ended July 31, 2014.
(4)	Due to non-cash asset impairment charges of $37.8 million in the three months ended April 30, 2014, earnings were inadequate to cover fixed charges and combined fixed charges and preferred distributions by $35.3 million and $38.2 million, respectively. Excluding the asset impairment charge, the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred distributions would have been 1.16 and 0.98, respectively, for the three months ended April 30, 2014.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
SAME-STORE PROPERTIES NET OPERATING INCOME SUMMARY
(in thousands)

	Same-Store Properties(1)			Same-Store Properties(1)
	Three Months Ended October 31			Six Months Ended October 31
Segment	2014	2013	% Change	2014	2013	% Change
Multi-Family Residential	$14,437	$13,661	5.7%	$27,761	$27,054	2.6%
Office	8,883	9,350	(5.0)%	17,737	18,403	(3.6)%
Healthcare	12,103	11,897	1.7%	23,869	23,686	0.8%
Industrial	1,253	1,176	6.5%	2,406	2,371	1.5%
Retail	2,138	2,236	(4.4)%	4,306	4,124	4.4%
	$38,814	$38,320	1.3%	$76,079	$75,638	0.6%
(1)	See list of properties excluded from same-store properties on page iii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Three Months Ended October 31, 2014
	Reporting Segments
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$25,051	$17,658	$16,252	$1,556	$3,243	$0	$63,760
Non-same-store	4,543	1,326	184	37	192	0	6,282
Total	29,594	18,984	16,436	1,593	3,435	0	70,042

Real estate expenses
Same-store(1)	10,614	8,775	4,149	303	1,105	0	24,946
Non-same-store	1,550	721	24	(31)	27	0	2,291
Total	12,164	9,496	4,173	272	1,132	0	27,237

Net operating income (NOI)
Same-store(1)	14,437	8,883	12,103	1,253	2,138	0	38,814
Non-same-store	2,993	605	160	68	165	0	3,991
Net operating income	$17,430	$9,488	$12,263	$1,321	$2,303	$0	$42,805

Reconciliation of NOI to net income (loss) available to common shareholders
TRS senior housing revenue	$0	$0	$0	$0	$0	$843	$843
TRS senior housing expenses	0	0	0	0	0	(725)	(725)
Depreciation/amortization	(6,293)	(5,101)	(4,998)	(390)	(776)	(110)	(17,668)
General and administrative	0	0	0	0	0	(3,468)	(3,468)
Impairment of real estate investments	0	(3,245)	0	0	0	0	(3,245)
Interest expense	(5,621)	(4,788)	(3,715)	(202)	(354)	81	(14,599)
Interest and other income	0	0	0	0	0	696	696
Income (loss) before loss on sale of real estate and other investments	5,516	(3,646)	3,550	729	1,173	(2,683)	4,639
Gain on sale of real estate and other investments	1,418	(170)	0	0	1	(18)	1,231
Net income (loss)	6,934	(3,816)	3,550	729	1,174	(2,701)	5,870
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(363)	(363)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(393)	(393)
Net income (loss) attributable to Investors Real Estate Trust	6,934	(3,816)	3,550	729	1,174	(3,457)	5,114
Dividends to preferred shareholders	0	0	0	0	0	(2,878)	(2,878)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$6,934	$(3,816)	$3,550	$729	$1,174	$(6,335)	$2,236
(1)	See list of properties excluded from same-store properties on page iii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Three Months Ended October 31, 2013
	Reporting Segments
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$24,137	$17,993	$16,025	$1,540	$3,209	$0	$62,904
Non-same-store	1,301	1,374	0	31	162	0	2,868
Total	25,438	19,367	16,025	1,571	3,371	0	65,772

Real estate expenses
Same-store(1)	10,476	8,643	4,128	364	973	0	24,584
Non-same-store	686	882	0	137	42	0	1,747
Total	11,162	9,525	4,128	501	1,015	0	26,331

Net operating income (NOI)
Same-store(1)	13,661	9,350	11,897	1,176	2,236	0	38,320
Non-same-store	615	492	0	(106)	120	0	1,121
Net operating income	$14,276	$9,842	$11,897	$1,070	$2,356	$0	$39,441

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	$(5,612)	$(5,392)	$(4,860)	$(430)	$(791)	$(82)	$(17,167)
General and administrative	0	0	0	0	0	(3,205)	(3,205)
Interest expense	(5,449)	(5,083)	(4,095)	(223)	(479)	530	(14,799)
Interest and other income	0	0	0	0	0	652	652
Income (loss) from continuing operations	3,215	(633)	2,942	417	1,086	(2,105)	4,922
Income (loss) from discontinued operations	55	(1,512)	0	6,829	3	0	5,375
Net income (loss)	3,270	(2,145)	2,942	7,246	1,089	(2,105)	10,297
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(1,226)	(1,226)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(284)	(284)
Net income (loss) attributable to Investors Real Estate Trust	3,270	(2,145)	2,942	7,246	1,089	(3,615)	8,787
Dividends to preferred shareholders	0	0	0	0	0	(2,878)	(2,878)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$3,270	$(2,145)	$2,942	$7,246	$1,089	$(6,493)	$5,909
(1)	See list of properties excluded from same-store properties on page iii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Six Months Ended October 31, 2014
	Reporting Segments
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$49,432	$35,100	$32,382	$3,053	$6,485	$0	$126,452
Non-same-store	7,889	2,731	352	110	345	0	11,427
Total	57,321	37,831	32,734	3,163	6,830	0	137,879

Real estate expenses
Same-store(1)	21,671	17,363	8,513	647	2,179	0	50,373
Non-same-store	2,711	1,461	77	74	59	0	4,382
Total	24,382	18,824	8,590	721	2,238	0	54,755

Net operating income (NOI)
Same-store(1)	27,761	17,737	23,869	2,406	4,306	0	76,079
Non-same-store	5,178	1,270	275	36	286	0	7,045
Net operating income	$32,939	$19,007	$24,144	$2,442	$4,592	$0	$83,124

Reconciliation of NOI to net income (loss) available to common shareholders
TRS senior housing revenue	$0	$0	$0	$0	$0	$1,636	$1,636
TRS senior housing expenses	0	0	0	0	0	(1,418)	(1,418)
Depreciation/amortization	(12,218)	(9,917)	(10,038)	(781)	(1,575)	(195)	(34,724)
General and administrative	0	0	0	0	0	(7,744)	(7,744)
Impairment of real estate investments	0	(3,428)	0	0	(1,384)	(753)	(5,565)
Interest expense	(11,066)	(9,866)	(7,407)	(405)	(703)	184	(29,263)
Interest and other income	0	0	0	0	0	1,387	1,387
Income (loss) before loss on sale of real estate and other investments	9,655	(4,204)	6,699	1,256	930	(6,903)	7,433
Loss on sale of real estate and other investments	1,418	(194)	0	(1,793)	(1,175)	(18)	(1,762)
Net income (loss)	11,073	(4,398)	6,699	(537)	(245)	(6,921)	5,671
Net loss attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	39	39
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(747)	(747)
Net income (loss) attributable to Investors Real Estate Trust	11,073	(4,398)	6,699	(537)	(245)	(7,629)	4,963
Dividends to preferred shareholders	0	0	0	0	0	(5,757)	(5,757)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$11,073	$(4,398)	$6,699	$(537)	$(245)	$(13,386)	$(794)
(1)	See list of properties excluded from same-store properties on page iii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Six Months Ended October 31, 2013
	Reporting Segments
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$47,978	$35,968	$32,098	$3,059	$6,350	$0	$125,453
Non-same-store	1,833	2,713	0	550	321	0	5,417
Total	49,811	38,681	32,098	3,609	6,671	0	130,870

Real estate expenses
Same-store(1)	20,924	17,565	8,412	688	2,226	0	49,815
Non-same-store	1,083	1,714	0	268	91	0	3,156
Total	22,007	19,279	8,412	956	2,317	0	52,971

Gain on involuntary conversion
Same-store(1)	0	0	0	0	0	0	0
Non-same-store	966	0	0	0	0	0	966
Total	966	0	0	0	0	0	966

Net operating income (NOI)
Same-store(1)	27,054	18,403	23,686	2,371	4,124	0	75,638
Non-same-store	1,716	999	0	282	230	0	3,227
Net operating income	$28,770	$19,402	$23,686	$2,653	$4,354	$0	$78,865

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	(11,082)	(10,789)	(11,572)	(953)	(1,604)	(167)	(36,167)
General and administrative	0	0	0	0	0	(6,637)	(6,637)
Interest expense	(10,786)	(10,188)	(7,723)	(555)	(984)	841	(29,395)
Interest and other income	0	0	0	0	0	862	862
Income (loss) from continuing operations	6,902	(1,575)	4,391	1,145	1,766	(5,101)	7,528
Income (loss) from discontinued operations	106	(1,794)	0	8,062	(389)	0	5,985
Net income (loss)	7,008	(3,369)	4,391	9,207	1,377	(5,101)	13,513
Net loss attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(1,276)	(1,276)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(372)	(372)
Net income (loss) attributable to Investors Real Estate Trust	7,008	(3,369)	4,391	9,207	1,377	(6,749)	11,865
Dividends to preferred shareholders	0	0	0	0	0	(5,757)	(5,757)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$7,008	$(3,369)	$4,391	$9,207	$1,377	$(12,506)	$6,108
(1)	See list of properties excluded from same-store properties on page iii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
SAME-STORE PROPERTIES AND ALL PROPERTIES OCCUPANCY LEVELS BY SEGMENT
2nd Quarter Fiscal 2015 vs. 2nd Quarter Fiscal 2014

Segments	Same-Store Properties		All Properties
	2nd Quarter	2nd Quarter	2nd Quarter	2nd Quarter
	Fiscal 2015	Fiscal 2014	Fiscal 2015	Fiscal 2014
Multi-Family Residential	95.6%	94.4%	94.6%	93.7%
Office	83.3%	85.1%	81.6%	81.0%
Healthcare	96.0%	96.1%	96.1%	96.1%
Industrial	100.0%	95.4%	100.0%	70.2%
Retail	85.7%	87.5%	86.1%	86.6%

Same-Store Occupancy Levels by Segment
100.0%
95.0%
90.0%
85.0%
80.0%
75.0%
Multi-Family Residential
Office
Healthcare
Industrial
Retail
2nd Quarter Fiscal 2015
2nd Quarter Fiscal 2014

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
MULTI-FAMILY RESIDENTIAL SUMMARY(2)

	Three Months Ended
	10/31/2014	7/31/2014	4/30/2014	1/31/2014	10/31/2013
Number of Units	11,292	11,080	10,779	10,725	10,705
Average Investment Per Unit
Same-Store	$66,233	$65,956	$61,323	$61,187	$60,592
Non-Same-Store	133,763	125,239	100,374	96,467	93,353
All Properties	$74,190	$71,326	$69,905	$68,728	$67,034

Average Scheduled Rent(1) per Unit
Same-Store	$835	$825	$785	$781	$771
Non-Same-Store	1,320	1,220	1,051	1,010	976
All Properties	$892	$861	$843	$830	$811

Total Receipts per Unit
Same-Store	$844	$820	$773	$767	$768
Non-Same-Store	1,121	1,067	971	947	951
All Properties	$877	$842	$816	$806	$804

Total Recurring Capital Expenditures per Unit(1)	$158	$139	$133	$130	$160

Occupancy%
Same-Store	95.6%	93.8%	94.5%	93.5%	94.6%
Non-Same-Store	87.6%	89.5%	87.6%	85.3%	90.4%
All Properties	94.6%	93.4%	93.0%	91.8%	93.8%

Operating Expenses as a % of Scheduled Rent
Same-Store	43.7%	46.0%	50.2%	43.0%	45.6%
Non-Same-Store	28.8%	29.5%	45.9%	39.8%	41.0%
All Properties	41.1%	43.9%	49.0%	42.2%	44.5%
(1)	See Definitions on page 32.
(2)	Previously-reported amounts are not revised for discontinued operations or changes in the composition of the same-store properties pool.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)

Commercial Leasing Activity
During fiscal year 2015, we have executed new and renewal commercial leases for our same-store rental properties on 363,924 square feet for the three months ended October 31, 2014 and 653,905 square feet for the six months ended October 31, 2014. Despite our leasing efforts, occupancy in our same-store commercial portfolio decreased to 89.5% as of October 31, 2014, down from 90.0% as of October 31, 2013.
The total leasing activity for our same-store commercial rental properties, expressed in square feet of leases signed during the period, and the resulting occupancy levels, are as follows:
Three Months Ended October 31, 2014 and 2013
	Square Feet of New Leases(1)		Square Feet of Leases Renewed(1)		Total Square Feet of Leases Executed(1)		Occupancy

Segments	2014	2013	2014	2013	2014	2013	2014	2013
Office	43,428	86,863	140,417	84,829	183,845	171,692	83.3%	85.1%
Healthcare	2,632	9,590	61,672	3,734	64,304	13,324	96.0%	96.1%
Industrial	0	120,363	0	29,754	0	150,117	100.0%	95.4%
Retail	23,746	5,902	92,029	37,128	115,775	43,030	85.7%	87.5%
Total	69,806	222,718	294,118	155,445	363,924	378,163	89.5%	90.0%
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP. Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period.

Six Months Ended October 31, 2014 and 2013
	Square Feet of New Leases(1)		Square Feet of Leases Renewed(1)		Total Square Feet of Leases Executed(1)		Occupancy

Segments	2014	2013	2014	2013	2014	2013	2014	2013
Office	82,548	213,855	267,149	142,374	349,697	356,229	83.3%	85.1%
Healthcare	11,579	31,093	100,688	17,262	112,267	48,355	96.0%	96.1%
Industrial	0	170,403	0	251,831	0	422,234	100.0%	95.4%
Retail	47,968	97,859	143,973	49,693	191,941	147,552	85.7%	87.5%
Total	142,095	513,210	511,810	461,160	653,905	974,370	89.5%	90.0%
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)

New Leases
The following table sets forth the average effective rents and the estimated costs of tenant improvements and leasing commissions, on a per square foot basis, that we are obligated to fulfill under the new leases signed for our same-store commercial rental properties:
Three Months Ended October 31, 2014 and 2013
	Square Feet of New Leases(1)		Average Term in Years		Average Effective Rent(2)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Office	43,428	86,863	4.6	3.9	$14.73	$16.38	$19.92	$14.77	$5.91	$5.17
Healthcare	2,632	9,590	3.4	4.6	19.89	20.28	9.25	50.48	0	10.12
Industrial	0	120,363	0	2.1	0	3.59	0	0.25	0	0.82
Retail	23,746	5,902	3.7	7.3	7.69	14.03	19.52	16.87	1.64	3.47
Total	69,806	222,718	4.1	4.3	$12.53	$9.57	$19.38	$8.51	$4.23	$2.99
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period. Tenant improvements and leasing commissions presented are based on square feet leased during the period.

(2)
Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Six Months Ended October 31, 2014 and 2013

	Square Feet of New Leases(1)		Average Term in Years		Average Effective Rent(2)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Office	82,548	213,855	4.7	4.6	$13.86	$14.38	$15.69	$15.01	$5.09	$4.67
Healthcare	11,579	31,093	5.5	5.3	20.82	21.43	25.05	49.94	7.03	6.79
Industrial	0	170,403	0	3.2	0	3.74	0	0.18	0	0.68
Retail	47,968	97,859	4.0	5.4	8.35	4.25	17.22	1.55	3.57	4.15
Total	142,095	513,210	4.6	4.7	$12.57	$9.34	$16.97	$9.63	$4.74	$3.37
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period. Tenant improvements and leasing commissions presented are based on square feet leased during the period.

(2)
Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Our ability to maintain or increase occupancy rates is a principal driver of maintaining and increasing the average effective rents in our commercial segments. The increase in the average effective rental rate, estimated tenant improvements per square foot and leasing costs per square foot of new leases executed in the total commercial portfolio for the three months ended October 31, 2014 and the six months ended October 31, 2014 when compared to the same periods in the prior year is due primarily to the fact that there were no new industrial leases executed in the six months ended October 31, 2014, since industrial segment rents are typically lower on a per-square foot basis than rents charged for higher-finish office, retail and healthcare space.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)
Lease Renewals
The following table summarizes our lease renewal activity within our same-store commercial segments (square feet data in thousands):
Three Months Ended October 31, 2014 and 2013
	Square Feet of Leases Renewed(1)		Percent of Expiring Leases Renewed(2)		Average Term in Years		Weighted Average Growth (Decline) in Effective Rents(3)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Office	140,417	84,829	70.0%	12.3%	2.2	4.3	2.4%	(5.0%)	$0	$6.52	$1.23	$5.70
Healthcare	61,672	3,734	38.0%	100.0%	5.6	3.0	(8.5%)	11.4%	11.77	0	0.46	0
Industrial	0	29,754	0%	100.0%	0	3.0	0%	16.1%	0	2.71	0	1.78
Retail	92,029	37,128	58.4%	77.2%	3.8	3.0	38.4%	11.2%	0.20	0.40	0	0.06
Total	294,118	155,445	63.0%	31.2%	3.4	3.6	3.5%	0.2%	$2.53	$4.17	$0.68	$3.47
Six Months Ended October 31, 2014 and 2013
	Square Feet of Leases Renewed(1)		Percent of Expiring Leases Renewed(2)		Average Term in Years		Weighted Average Growth (Decline) in Effective Rents(3)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Office	267,149	142,374	64.4%	55.8%	2.8	3.9	11.4%	(3.1%)	$2.87	$4.78	$1.56	$4.12
Healthcare	100,688	17,262	61.3%	100.0%	5.6	6.0	(3.9%)	8.2%	9.16	20.19	1.06	2.21
Industrial	0	251,831	0%	52.7%	0	3.2	0%	7.5%	0	0.32	0	0.48
Retail	143,973	49,693	46.7%	14.8%	4.0	3.5	33.7%	8.3%	1.85	0.30	0.05	0.05
Total	511,810	461,160	58.1%	49.4%	3.8	3.8	9.2%	2.3%	$3.82	$2.44	$1.04	$1.62
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period. Tenant improvements and leasing commissions are based on square feet leased during the period.

(2)
Renewal percentage of expiring leases is based on square footage of renewed leases and not the number of leases renewed. Beginning in the first quarter of fiscal year 2015, the category of renewed leases does not include leases that have become month-to-month leases; these month-to-month leases are considered lease amendments. Previous-period data has been revised to reflect this change.

(3)
Represents the percentage change in effective rent between the original leases and the renewal leases. Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

The decline in the average growth in effective rents for the healthcare segment for the three months ended October 31, 2014 and the six months ended October 31, 2014 when compared to the same periods in the prior fiscal year is due to a 45,081 square foot lease renewal executed with the existing single tenant at our Pavilion I property in Duluth, Minnesota.  This lease was renewed at a lower rate than the previous expiring lease due to very low leasing transaction costs associated with the lease renewal.  Absent this lease transaction, the weighted average growth rate in effective rents for the three months ended October 31, 2014 would have been 3.7% and for the six months ended October 31, 2014 would have been 4.2%.
The increase in the weighted average growth in effective rents for the retail segment for the three months ended October 31, 2014 when compared to the same period in the prior fiscal year is due to a 47,150 square foot lease renewal executed at our Rochester, Minnesota Maplewood Square property.  Absent this lease transaction, the weighted average growth rate in effective rents for the three months ended October 31, 2014 would have been 5.3%.
In the three months ended July 31, 2014, IRET executed a 36,752 square foot lease renewal at our St. Cloud, Minnesota Westgate property that contained a significant tenant improvement allowance.  This significant tenant improvement allowance negotiated by the tenant required an increased rental rate to be negotiated by IRET as well.  Absent this lease, and the lease renewal at our Rochester, Minnesota Maplewood Square property mentioned above, the weighted average growth rate in effective rents for the commercial retail segment for the six months ended October 31, 2014 would have been 5.1% and the estimated tenant improvements cost per square foot would have been $0.98.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY
Lease Expirations
Our ability to maintain and improve occupancy rates, and base rents, primarily depends upon our continuing ability to re-lease expiring space. The following table reflects the in-service portfolio lease expiration schedule of our consolidated commercial segments properties, including square footage and annualized base rent for expiring leases, as of October 31, 2014.
Fiscal Year of Lease Expiration	# of Leases	Square Footage of Expiring Leases(3)	Percentage of Total Commercial Segments Leased Square Footage	Annualized Base Rent of Expiring Leases at Expiration(2)	Percentage of Total Commercial Segments Annualized Base Rent
2015(remainder)(1)	101	646,815	7.3%	$8,617,535	7.3%
2016	129	1,180,099	13.3%	14,665,993	12.5%
2017	140	1,200,701	13.5%	18,684,714	16.0%
2018	96	735,386	8.3%	11,086,154	9.5%
2019	90	1,397,269	15.7%	18,064,803	15.4%
2020	48	675,769	7.6%	7,705,957	6.6%
2021	44	396,498	4.5%	5,460,643	4.7%
2022	46	1,400,202	15.8%	17,576,148	15.0%
2023	10	466,870	5.3%	2,002,925	1.7%
2024	46	428,590	4.8%	6,658,385	5.7%
Thereafter	21	349,594	3.9%	6,569,672	5.6%
Totals	771	8,877,793	100.0%	$117,092,929	100.0%
(1)	Includes month-to-month leases. As of October 31, 2014 month-to-month leases accounted for 415,222 square feet.
(2)	Annualized Base Rent is monthly scheduled rent as of October 1, 2014, multiplied by 12.
(3)
Assuming that none of the tenants exercise renewal or termination options, and including leases renewed prior to expiration. Also excludes 98,174 square feet of income producing real estate operated within a TRS.

Because of the diverse property types in the Company's commercial portfolio and the dispersed locations of a substantial portion of the portfolio's properties in secondary and tertiary markets, information on current market rents is difficult to obtain, is highly subjective, and is often not directly comparable between properties. As a result, the Company believes that the increase or decrease in effective rent on its recent leases is the most objective and meaningful information available regarding rent trends and the relationship between rents on leases expiring in the near-term and current market rents across the Company's markets. The Company believes that rents on its new and renewed leases generally approximate market rents.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
10 LARGEST COMMERCIAL TENANTS – BASED ON ANNUALIZED BASE RENT(1)
as of October 31, 2014

Tenant	Number of Properties	Average Remaining Lease Term in Months	% of Total Commercial Segments' Minimum Rents	Aggregate Rentable Square Feet	% of Aggregate Occupied Square Feet
Affiliates of Edgewood Vista	33	68	14.6%	1,521,147	17.3%
Fairview Health Services	9	39	3.7%	248,117	2.8%
St. Luke's Hospital of Duluth, Inc.	6	17	3.7%	198,775	2.3%
Applied Underwriters	3	28	2.4%	141,724	1.6%
HealthEast Care System	1	52	1.8%	114,316	1.3%
Microsoft (NASDAQ: MSFT)	1	50	1.4%	122,040	1.4%
Arcadis Corporate Services, Inc.	1	21	1.4%	71,430	0.8%
Affiliates of Siemens USA (NYSE: SI)	2	29	1.4%	112,848	1.3%
Nebraska Orthopaedic Hospital(2)	1	173	1.3%	61,758	0.7%
State of Idaho Department of Health and Welfare	2	40	1.2%	103,342	1.2%
Total/Weighted Average		49	32.9%	2,695,497	30.7%
(1)	See Definitions on page 32.
(2)	The tenant in the Company's Nebraska Orthopaedic Hospital property has exercised its option to purchase the property. The Company and its tenant are currently engaged in an arbitration proceeding pursuant to the lease agreement to determine the purchase price. The Company currently can give no assurance that the sale of the property pursuant to the purchase option will be completed.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASE EXPIRATIONS
 as of October 31, 2014

	(dollars in thousands except average rental rates)
Fiscal Year	Number of Leases	Rentable Square Feet(1)	% of Rentable Square Feet	Annualized Rent(2)	Average Rental Rate	% of Annualized Base Rent
Office
2015(remainder)(3)	42	193,746	5.1%	$2,823	$14.57	5.2%
2016	59	641,415	16.8%	8,752	13.64	16.1%
2017	70	820,507	21.5%	13,586	16.56	25.0%
2018	53	482,630	12.6%	6,163	12.77	11.3%
2019	52	931,277	24.4%	12,852	13.80	23.6%
2020 and thereafter	62	752,390	19.6%	10,191	13.54	18.8%
	338	3,821,965	100.0%	$54,367	$14.22	100.0%

Healthcare
2015(remainder)(4)	28	364,726	12.3%	$5,047	$13.84	10.5%
2016	27	157,311	5.3%	2,923	18.58	6.1%
2017	32	165,091	5.5%	3,454	20.92	7.1%
2018	21	174,514	5.9%	4,249	24.35	8.8%
2019	15	290,137	9.7%	4,172	14.38	8.6%
2020 and thereafter	105	1,824,438	61.3%	28,472	15.61	58.9%
	228	2,976,217	100.0%	$48,317	$16.23	100.0%

Industrial
2015(remainder)(5)	0	0	0.0%	$0	$0.00	0.0%
2016	4	248,098	24.3%	1,493	6.02	29.8%
2017	1	69,600	6.8%	357	5.13	7.1%
2018	0	0	0.0%	0	0.00	0.0%
2019	5	127,600	12.5%	515	4.04	10.3%
2020 and thereafter	5	574,813	56.4%	2,649	4.61	52.8%
	15	1,020,111	100.0%	$5,014	$4.92	100.0%

Retail
2015(remainder)(6)	31	88,343	8.3%	$748	$8.47	8.0%
2016	39	133,275	12.6%	1,498	11.24	15.9%
2017	37	145,503	13.7%	1,288	8.85	13.7%
2018	22	78,242	7.4%	674	8.61	7.2%
2019	18	48,255	4.6%	525	10.88	5.6%
2020 and thereafter	43	565,882	53.4%	4,662	8.24	49.6%
	190	1,059,500	100.0%	$9,395	$8.87	100.0%

Commercial Total
2015(remainder)(7)	101	646,815	7.3%	$8,618	$13.32	7.3%
2016	129	1,180,099	13.3%	14,666	12.43	12.5%
2017	140	1,200,701	13.5%	18,685	15.56	16.0%
2018	96	735,386	8.3%	11,086	15.08	9.5%
2019	90	1,397,269	15.7%	18,064	12.93	15.4%
2020 and thereafter	215	3,717,523	41.9%	45,974	12.37	39.3%
	771	8,877,793	100.0%	$117,093	$13.19	100.0%
(1)	Excludes 98,174 square feet of income producing real estate operated within a TRS.
(2)	Annualized Base Rent is monthly scheduled rent as of October 1, 2014 (cash basis), multiplied by 12.
(3)	Includes month-to-month leases. As of October 31, 2014 month-to-month leases accounted for 66,168 square feet.
(4)	Includes month-to-month leases. As of October 31, 2014 month-to-month leases accounted for 315,773 square feet.
(5)	The Industrial segment has no month-to-month leases in place as of October 31, 2014.
(6)	Includes month-to-month leases. As of October 31, 2014 month-to-month leases accounted for 33,281 square feet.
(7)	Includes month-to-month leases. As of October 31, 2014 month-to-month leases accounted for 415,222 square feet.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2015 ACQUISITION SUMMARY
as of October 31, 2014
(dollars in thousands)

Property	Location	Property Type	Acquisition Date	Square Feet/Units	Occupancy At Acquisition	October 31, 2014 Occupancy	Acquisition Cost

Creekside Crossing	Bismarck, ND	Unimproved Land	May 22, 2014	n/a	n/a	n/a	$4,269
Homestead Garden	Rapid City, SD	Multi-Family Residential	June 2, 2014	152	96.7%	98.7%	15,000
Silver Springs	Rapid City, SD	Multi-Family Residential	June 2, 2014	52	98.0%	90.4%	3,280
PrairieCare Medical	Brooklyn Park, MN	Unimproved Land	June 5, 2014	n/a	n/a	n/a	2,616
71 France Phase I(1)	Edina, MN	Unimproved Land	June 12, 2014	n/a	n/a	n/a	1,413
Northridge(2)	Bismarck, ND	Multi-Family Residential	September 12, 2014	68	55.9%	55.9%	8,500
Monticello 7th Addition	Monticello, MN	Unimproved Land	October 9, 2014	n/a	n/a	n/a	1,660
			Total Square Feet	0			$36,738
			Total Units	272
(1)
Land is owned by a joint venture in which the Company will have an approximately 52.6% interest after the development project is completed. The joint venture is consolidated in IRET's financial statements.

(2)	Newly constructed project was purchased from developer and is still in lease-up.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2015 DEVELOPMENT PLACED IN SERVICE SUMMARY
as of October 31, 2014
(dollars in thousands)

Property(1)	Location	Segment Type	Date Placed in Service	Square Feet/Units	Occupancy At Date Placed in Service	October 31, 2014 Occupancy	Development Cost

Dakota Commons(2)	Williston, ND	Multi-Family Residential	July 15, 2014	44	40.9%	100%	$10,275
(1)
Development projects that are placed in service in phases are excluded from this table until the entire project has been placed in service. See Development in Progress Summary for additional information on the Renaissance Heights I project, which was partially placed in service during the fiscal year 2014 and the six months ended October 31, 2014 and the Commons at Southgate and Red 20 projects, which were partially placed in service during the three months ended October 31, 2014.

(2)
Development property placed in service July 15, 2014. Costs paid in fiscal year 2014 totaled $8.1 million, including the land acquired in fiscal year 2013. Additional costs paid in fiscal year 2015 totaled $2.2 million, for a total project cost at October 31, 2014 of $10.3 million.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2015 DEVELOPMENT IN PROGESS SUMMARY
as of October 31, 2014
(dollars in thousands)
						(in fiscal years)
Project Name and Location	Planned Segment	Rentable Square Feet or Number of Units	Percentage Leased or Committed	Anticipated Total Cost	Costs as of October 31, 2014(1)	Anticipated Construction Completion
Commons at Southgate - Minot, ND(2)	Multi-Family Residential	233 units	70.1%	$37,201	$34,787	3Q 2015
Minot Wells Fargo Bank - Minot, ND	Retail	4,998 sq ft	100%	3,288	2,781	3Q 2015
Cypress Court II – St. Cloud, MN(3)	Multi-Family Residential	66 units	34.4%	7,028	5,777	3Q 2015
Arcata - Golden Valley, MN	Multi-Family Residential	165 units	3.0%	33,448	24,689	3Q 2015
Red 20 - Minneapolis, MN(4)	Multi-Family Residential and Commercial	130 units and 10,625 sq ft	30.0%	29,462	27,424	3Q 2015
Minot Office Center - Minot, ND	Retail	7,963 sq ft	0%	2,923	1,300	1Q 2016
Roseville 3075 Long Lake Rd - Roseville, MN	Industrial	202,807 sq ft	5.4%	13,915	7,347	1Q 2016
Renaissance Heights I - Williston, ND(5)	Multi-Family Residential	288 units	37.2%	62,362	50,607	1Q 2016
Chateau II - Minot, ND	Multi-Family Residential	72 units	0%	14,711	8,500	1Q 2016
71 France Phase I - Edina, MN(6)	Multi-Family Residential	109 units	0%	27,458	9,649	1Q 2016
Cardinal Point - Grand Forks, ND	Multi-Family Residential	251 units	0%	40,042	13,565	2Q 2016
Deer Ridge – Jamestown, ND	Multi-Family Residential	163 units	0%	24,519	5,646	2Q 2016
Edina 6565 France SMC III - Edina, MN	Medical	67,890 sq ft	21.0%	34,665	10,840	2Q 2016
PrairieCare Medical - Brooklyn Park, MN	Medical	72,588 sq ft	100%	24,251	7,458	2Q 2016
Other	n/a	n/a	n/a	n/a	1,390	n/a
				$355,273	$211,760
(1)	Includes costs related to development projects that are placed in service in phases (Commons at Southgate - $19.3 million, Red 20 - $11.6 million, Renaissance Heights I - $34.5 million).
(2)	The Company is currently an approximately 52.9% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.
(3)	The Company is an approximately 86.1% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.
(4)	The Company is an approximately 58.6% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.
(5)	The Company is an approximately 70% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.
(6)
The project will be constructed in three phases, and at the conclusion of construction of the third phase, the Company will have an approximately 52.6% interest in the joint venture entity constructing the project. The anticipated total cost amount given in the table above is the total cost to the joint venture entity of the project's first phase. The expected total project cost for all three phases is approximately $69.9 million for a total of approximately 241 residential units and approximately 21,772 square feet of retail space.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
ACQUISITIONS AND DEVELOPMENT LIQUIDITY PROFILE
as of October 31, 2014
(in millions)

Sources of Liquidity		Liquidity Needs
Liquidity Source	Amount	Liquidity Need	Amount
Cash on balance sheet as of 10/31/14(1)	$ 53	Acquisitions	$ 28
Line of credit availability(2)	$ 50	Development	$ 65
Disposition proceeds(3)	$ 17
Estimated new debt on acquisitions	$ 17
Total Potential Liquidity	$ 137	Total Liquidity Needs	$ 93
Excess Liquidity / (Need)	$ 44

Capital Sources
Six Months Ended 10/31/14		FY2014
Capital Source	Proceeds Generated	Capital Source	Proceeds Generated
Sale of common shares under dividend reinvestment and share purchase plan	$ 27	Sale of common shares under dividend reinvestment and share purchase plan	$ 41
Proceeds from sales of real estate and discontinued operations	$ 17	Proceeds from sales of real estate and discontinued operations	$ 80
Total Capital Generated	$ 44	Total Capital Generated	$ 121

(1)	Includes compensating balances of $11 million
(2)	Line of credit of $90 million less $40 million drawn as of 10/31/14
(3)
Disposition proceeds consists of $22 million of estimated gross proceeds, less estimated outstanding debt and estimated closing costs of $5 million from closed and pending sales for the period from 10/31/14 through 12/10/14. No assurances can be given that pending transactions will be completed on terms currently proposed, or at all.

(4)
Acquisitions amount consists of estimated gross costs for closed and pending acquisitions for the period from 10/31/14 through 12/10/14. No assurances can be given that pending transactions will be completed on terms currently proposed, or at all.

(5)
Development in progress of $364 million less construction loans closed or committed of $201 million = IRET equity required of $163 million. IRET equity required of $163 million less $98 million invested as of 10/31/14 = amount remaining to be invested of $65 million.

Definitions
October 31, 2014
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt and gain/loss from involuntary conversion. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, the cost of debt, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA as calculated by us is not comparable to Adjusted EBITDA reported by other REITs that do not define Adjusted EBITDA exactly as we do.
Adjusted funds from operations (AFFO) is calculated by subtracting from Funds from operations (FFO) (1) tenant improvements and leasing costs at same-store properties, and recurring capital expenditures that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization and (4) share-based compensation expense. We may also subtract from FFO certain unusual non-recurring items that do not produce cash available for distribution to shareholders. Our calculation subtracts from FFO leasing commissions and tenant improvements at same-store properties only, since we consider tenant improvement and leasing cost levels at non-same-store properties unrepresentative of expected levels at same-store properties. Previously-reported AFFO amounts are not revised for changes in the composition of the same-store properties pool. AFFO is included herein because we consider it to be a measure of a REIT's ability to incur and service debt and to pay distributions to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of the reporting period, multiplied by 12.
Debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet plus the market value of shares outstanding at the end of the period.
Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization.
Funds from operations (FFO) - The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis." In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure.  We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results.
Net Operating Income (NOI) is total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses).  We believe that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance.
Payout ratio (FFO per share and unit basis) - The ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual FFO per share and unit.
Ratio of earnings to fixed charges - The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations plus fixed charges and preferred distributions, less adjustments for noncontrolling interests - consolidated real estate entities, capitalized interest and preferred distributions. Fixed charges consist of mortgage and loan interest expense, whether expensed or capitalized, the amortization of debt expense and capitalized interest.
Ratio of earnings to combined fixed charges and preferred distributions - The ratio of earnings to combined fixed charges and preferred distributions is computed by dividing earnings by combined fixed charges and preferred distributions. For this purpose, earnings consist of income from continuing operations plus fixed charges and preferred distributions, less adjustments for noncontrolling interests - consolidated real estate entities, capitalized interest and preferred distributions. Combined fixed charges and preferred distributions consist of fixed charges (mortgage and loan interest expense, whether expensed or capitalized, the amortization of debt expense and capitalized interest) and preferred distributions.
Recurring capital expenditures are expenditures (excluding capital expenditures recoverable from tenants and capital expenditures at properties sold during the period) made on a regular or recurring basis to maintain a property's competitive position within its market, generally with a depreciable life of 5 to 12 years, but excluding (a) capital expenditures made in the year of acquisition and in subsequent periods until the property is classified as same-store (i.e., excluding capital expenditures on non-same-store properties), (b) improvements associated with the expansion or re-development of a building, (c) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class A office) or (d) capital improvements that represent the addition of something new to a property, rather than the replacement of an existing item.
Scheduled rent revenue is the total possible revenue from all leasable units and square footage, with occupied space valued at contract rates pursuant to leases and vacant units or square footage at market rates.
Same-store properties are properties owned or in service for the entirety of the periods being compared (except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, and properties sold or classified as held for sale), and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for office, healthcare, industrial and retail properties.